EXECUTION COPY

                                        AMENDMENT NO. 1 dated as of December 31,
                             2003 (the "Amendment") to the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, among CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION, a national banking association, as Seller and Servicer ("Citibank (South Dakota)"); CITIBANK (NEVADA), NATIONAL ASSOCIATION, a national banking association, as Seller ("Citibank (Nevada)" and together with Citibank (South Dakota), the "Banks"); and DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"), as such Agreement has been amended and supplemented (the "Agreement").

          The parties hereto hereby agree as follows:

          1. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

          2. Governing Law. Section 13.04 of the Agreement is hereby amended and restated in its entirety as follows:

                   "Section 13.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, ANY SALE OF RECEIVABLES BY CITIBANK (NEVADA) TO THE TRUSTEE ON BEHALF OF THE TRUST PURSUANT TO SECTION 2.01 OR SECTION 2.09 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER RELATING TO ANY SUCH SALE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; AND PROVIDED FURTHER, ANY SALE OF RECEIVABLES BY CITIBANK (SOUTH DAKOTA) TO THE TRUSTEE ON BEHALF OF THE TRUST PURSUANT TO
SECTION 2.01 OR SECTION 2.09 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH DAKOTA, INCLUDING TITLE 54, CHAPTER 1, SECTIONS 9 AND 10 OF THE SOUTH DAKOTA CODIFIED LAWS AND WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER RELATING TO ANY SUCH SALE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS."


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          3. Securitization. A new Section 13.20 is hereby added to the
Agreement as follows:

                   "Section 13.20. Intent of Parties Concerning Receivables Sold by Citibank (South Dakota). Each of the parties hereto hereby agrees that with respect to any Receivables or other property, assets or rights purported to be transferred, in whole or in part, by Citibank (South Dakota) pursuant to this Agreement (including each Assignment) such transfer shall be deemed to constitute a "securitization transaction" as the term is defined in the South Dakota Codified Laws Title 54, Chapter 1, Sections 9 and 10. In addition, each of the parties hereto hereby agrees that any transfer of Receivables or other property, assets or rights, in whole or in part, by Citibank (South Dakota) pursuant to this Agreement (including each Assignment) shall be subject to the provisions of South Dakota Codified Laws Title 54, Chapter 1, Section 10, all of which are incorporated herein by reference."

          4. Form of Assignment. Paragraph 9 of the Form of Assignment of Receivables in Additional Accounts set forth in Exhibit B to the Agreement is hereby amended and restated in its entirety as follows:

                   "9. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [SOUTH DAKOTA, INCLUDING SOUTH DAKOTA CODIFIED LAWS TITLE 54, CHAPTER 1, SECTIONS 9 AND 10, IN THE CASE OF ANY SALE OF RECEIVABLES HEREUNDER BY CITIBANK (SOUTH DAKOTA),][AND][NEVADA, IN THE CASE OF ANY SALE OF RECEIVABLES HEREUNDER BY CITIBANK (NEVADA),] WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER RELATING TO ANY SUCH SALE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS."

          5. It shall be a condition to the effectiveness of this Amendment that, on or prior to the date hereof, (a) the Banks shall have delivered to the Trustee an Opinion of Counsel, substantially in the form of Exhibit H-1 to the Agreement to the effect that (i) the Amendment has been entered into in accordance with the terms and provisions of Section 13.01 of the Agreement and will not adversely affect in any material respect the interests of the Certificateholders and (ii) the Amendment has been duly authorized, executed and delivered by the Banks and is enforceable against each of them in accordance with its terms, and (b) the Rating Agency Condition shall have been satisfied.

          6. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          7. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          8. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment. The Trustee makes no representation as to the validity or sufficiency of this Amendment.


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                   IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective officers as of the date first above written.


                            CITIBANK (SOUTH DAKOTA),
                            NATIONAL ASSOCIATION,
                            Seller and Servicer,


                            By: /s/ Douglas C. Morrison
                                -----------------------
                            Name:   Douglas C. Morrison
                            Title:  Vice President


                            CITIBANK (NEVADA), NATIONAL
                            ASSOCIATION, Seller,


                            By: /s/ Robert D. Clark
                                -------------------
                            Name:   Robert D. Clark
                            Title:  Vice President


                            DEUTSCHE BANK TRUST COMPANY
                            AMERICAS, as Trustee,


                            By: /s/ Man Wing Li
                                ---------------
                            Name:   Man Wing Li
                            Title:  Associate